Exhibit 23.1

D. Brooks and Associates CPA’s, P.A. Certified Public Accountants Certified Valuation Analysts

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2016 with respect to the audited consolidated financial statements of Zoned Properties, Inc. for the year ended December 31, 2015.

D. Brooks and Associates CPA’s, P.A.

West Palm Beach, FL

August 15, 2016